EXHIBIT 24

               CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement of Continental Materials Corporation and Subsidiaries on Form S-8 (File No. 33-23671) of our report dated February 28, 1997 on our audits of the consolidated financial statements and financial statement schedule of Continental Materials Corporation and Subsidiaries as of December 28, 1996 and December 30, 1995, and for the three years in the period ended December 28, 1996, which reports are included in this Annual Report on Form 10-K.




                                            COOPERS & LYBRAND L.L.P.



Chicago, Illinois
March 26, 1997